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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 1, 2001


                               GETTY REALTY CORP.
               (Exact Name of Registrant as Specified in Charter)


          Maryland                      1-13777                  11-3412575
(State or other Jurisdiction        (Commission File            (IRS Employer
      of Incorporation)                 Number)              Identification No.)


                              125 Jericho Turnpike
                                    Suite 103
                             Jericho, New York 11753
          (Address of Principal Executive Offices, including zip code)


       Registrant's telephone number, including area code: (516) 338-2600

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Item 1.    Not Applicable.

Item 2.    Not Applicable.

Item 3.    Not Applicable.

Item 4.    Not Applicable.

Item 5.    Other Events.

           On August 1, 2000, we closed a public offering of 8,855,000 shares of our common stock (including exercise of the underwriters over-allotment option) at a price of $16 per share. The offering was lead managed by Merrill Lynch & Co. and co-managed by Legg Mason Wood Walker, Incorporated. At a special meeting of stockholders held on August 1, 2001, our stockholders approved a charter amendment containing ownership limitations typical for real estate investment trusts (REITs).

           We used a portion of the $133.5 million net proceeds of the offering to pay the previously announced $64.1 million special one-time cash distribution to stockholders. The special distribution was paid on August 2, 2001 to holders of record of Getty common stock and series A preferred stock as of the close of business on July 25, 2001. Common stockholders received $4.15 per share and series A preferred stockholders received $4.20 per share. Purchasers of Getty common stock in the public offering did not receive any portion of the special distribution on any of the shares of common stock they purchased.

           We will elect to be taxed as a REIT under the federal income tax laws beginning with the year ending December 31, 2001. As a REIT, we will be required to distribute at least 90% of our taxable income to stockholders each year. We intend to pay common stock dividends of $0.4125 per quarter ($1.65 per share on an annual basis), commencing with the quarterly dividend to be declared in September 2001. Payment of dividends is subject to market conditions, our financial condition, the distribution preferences of our preferred stock and other factors, and therefore cannot be assured.

Item 6.    Not Applicable.

Item 7.    Exhibits.

           A press release issued by the Company on August 1, 2001, is attached hereto as Exhibit 99.1. The amendment to the Company's charter, which was filed with the State Department of Assessments and Taxation of Maryland on August 1, 2001, is hereto attached as Exhibit 99.2. The forms of certificates representing shares of the Company's common stock and series A participating convertible redeemable preferred stock, which include the ownership limitations and transfer restrictions approved by stockholders at the special stockholders' meeting held on August 1, 2001, are attached hereto as Exhibits 99.3 and 99.4.

Item 8.    Not Applicable.

Item 9.    Not Applicable.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GETTY REALTY CORP.



                                   By: /s/ Randi Young Filip
                                       -----------------------------------------
                                       Randi Young Filip
                                       Vice President, General Counsel and
                                            Corporate Secretary


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                                  EXHIBIT INDEX

Exhibit Number          Description
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99.1                    Press Release dated August 1, 2001.

99.2                    Amendment to Company's Charter.

99.3                    Form of common stock certificate.

99.4 Form of series A participating convertible redeemable preferred stock certificate.






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